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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 4, 2000, with respect to the financial statements of VPNX.com, Inc. included in the Registration Statement (Form S-3) and related Prospectus of Internap Network Services Corporation for the registration of 8,908,110 shares of its common stock.

                      /s/ Ernst & Young LLP

San Jose California
October 4, 2000

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS